Fuel Systems Solutions Reports Third Quarter 2011 Results

Third Quarter 2011 Revenue of $99.8 Million - Loss per Share of $0.02 Includes $1.7 million in Relocation Costs

NEW YORK, N.Y., November 9, 2011 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its third quarter and nine months ended September 30, 2011.

Mariano Costamagna, Fuel Systems’ CEO, said, “Our third quarter revenue grew 16% to $99.8 million and we reported gross margin of 24% as our industrial business delivered another solid quarter and our aftermarket business grew further. While our revenue mix continued to shift from prior year comparisons we continue to gain traction in newer markets. IMPCO Automotive’s recently announced selection as the Tier-One supplier for General Motors’ new CNG bi-fuel commercial pickup truck that will begin late in 2012, as well as increasing volumes from our partnerships in Asia/Pacific and Latin America, exemplify these new market opportunities. We have also made the decision to consolidate our automotive business in The Netherlands into our Italian facilities. 2011 remains an investment year as we focus on building our North American automotive operations while addressing our entry into developing markets with appropriate local strategies.”

Third Quarter Financial Results

Revenue for the third quarter of 2011 was $99.8 million compared to $86.1 million in the third quarter of 2010. The revenue increase is primarily attributable to the strength in the industrial markets and a $7.5 million increase due to foreign exchange rates.

During the third quarter, Fuel Systems incurred $1.7 million, in costs associated with the relocation of a portion of the automobile business (GFI) from The Netherlands to Italy. This portion of the automotive business will be included in the BRC segment beginning with fourth quarter 2011 results.

Gross profit for the third quarter 2011 was $23.9 million, or 24% of revenue, compared to $24.8 million, or 29% of revenue a year ago, reflecting changes in the mix of transportation and industrial revenue, relatively lower margins in the US automotive business, and $0.9 million associated with the non-cash write-offs from the GFI business relocation. Operating income for the period totaled $1.7 million, or 2% of revenue, compared to $7.5 million, or 9% of revenue, in the third quarter of 2010, reflecting greater R&D and SG&A expenses than last year’s quarter as the Company has completed four acquisitions and continues to invest in new technologies, and including $0.8 million in SG&A expense associated with severance and other costs resulting from the GFI business relocation.

Net loss for the third quarter 2011 was $0.4 million, or $0.02 per diluted share, compared to net income of $5.2 million, or $0.29 per diluted share in the third quarter 2010. The net loss was driven by an effective tax rate for the quarter in excess of 100% of pretax income, which is a result of the taxable income in various jurisdictions combined with losses incurred in the United States and certain foreign jurisdictions for which no tax benefit has been recorded.

On a segment basis, third quarter 2011 revenues from BRC Operations increased 18% to $63.0 million, compared to $53.2 million from the same quarter a year ago, and revenues from IMPCO Operations increased 8% to $39.0 million from the same quarter a year ago. BRC third quarter 2011 operating income was $4.6 million compared to $3.7 million in the same period a year ago; IMPCO third quarter 2011 operating loss was $1.7 million, which reflects the start-up nature of and continued investment in the US automotive market and abovementioned relocation costs, compared to operating income of $5.1 million in the same period a year ago. A table presenting operating segment data can be found in the tables below.

Nine Months Ended September 30, 2011 Financial Results

Total revenue was $307.2 million compared to $347.5 million for the nine months of 2010. Net income for the nine months of 2011 was $3.8 million, or $0.19 per diluted share, compared to $40.1 million, or $2.27 per diluted share, for the nine months of 2010. The decrease in 2011 versus the prior year is primarily attributable to the expiration of the Italian government’s 2009 incentive program in early 2010.

Company Outlook

Fuel Systems is updating its 2011 outlook, which expects: the current mix of revenue to continue; continued positive demand in the automotive business; stable trends in the IMPCO’s division’s industrial business; and continued investments for growth in the U.S. automotive business, which are expected to negatively impact the outlook for gross and operating profitability. The Company now expects:

  Full year 2011 revenue of $390 million to $410 million;
  2011 gross margin of 23% to 24%, at the lower end of its prior outlook for 23% to 25%;
  2011 operating margin of 4% to 5%, a revision from the prior outlook for 5% to 7%;
  The outlook for gross and operation margin includes the effect of the third quarter 2011 GFI relocation charges.

The company continues to target gross margin in excess of 25% and EBITDA margins in the mid-teens as its new markets begin to develop and operate in a more efficient manner over the medium term.

Pietro Bersani, Fuel Systems’ CFO, stated, “Fuel Systems’ industrial business continued to perform well in the third quarter, particularly as demand for auxiliary power units and mobile products increased. The aftermarket automotive business continues to benefit globally from the disparity in pricing of gasoline and natural gas, as well as from economic pressures in some European geographies that provide further incentive to invest in lower cost fuel solutions. We remain focused on investing for growth in emerging markets and believe these investments, in addition to our current mix of business, will position us for future growth.”

Conference Call

The Company will host a conference call today, November 9th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its third quarter 2011 financial results and other matters. To listen to the call live, please dial 877-356-8063 at least 10 minutes before the start of the conference. International participants may dial 706-679-2544. The conference ID will be 17854815. The call is also being webcast and can be accessed from the “Investor Relations” section of the Company’s website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight Eastern Time on November 11th by dialing 855-859-2056 or 404-537-3406 and entering pass code 17854815. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's outlook for 2011, as well as its position in the market place, the success of products and the success and integration of recent acquisitions. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to our ability to integrate recently acquired businesses and to realize the expected synergies; economic uncertainties caused by political instability in certain of the local markets we do business in; the potential growth of non-gaseous alternative fuel products and other new technologies; currency rate fluctuations and devaluations; our ability to realign costs with current market conditions; unanticipated litigations; potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers; the weakness in financial and credit markets and the economy; and the repeal or implementation of government regulations relating to reducing vehicle emissions. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2010. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The Company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO

Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors and recently established a U.S. Automotive division. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:
Pietro Bersani, Chief Financial Officer
Fuel Systems Solutions, Inc.
(646) 502-7170

Investor Relations Contacts:
LHA
Carolyn M. Capaccio
ccapaccio@lhai.com
Cathy Mattison
cmattison@lhai.com (415) 433-3777

– Tables Follow –

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)
	September 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$94,549	$124,775
Accounts receivable, less allowance for doubtful accounts of $2,708 and $2,858 at
September 30, 2011 and December 31, 2010, respectively	68,160	57,628
Inventories	105,984	85,854
Deferred tax assets, net	7,022	8,551
Other current assets	22,057	22,780
Related party receivables	7,435	7,340

Total current assets	305,207	306,928
Equipment and leasehold improvements, net	60,698	59,653
Goodwill, net	60,542	53,815
Deferred tax assets, net	356	335
Intangible assets, net	31,673	30,285
Other assets	2,071	2,196
Related party receivables	1,216	1,351

Total Assets	$461,763	$454,563

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$51,409	$46,610
Accrued expenses	39,970	37,928
Income taxes payable	4,631	3,258
Current portion of term loans and other loans	5,543	4,823
Deferred tax liabilities, net	112	770
Related party payables	4,847	2,690

Total current liabilities	106,512	96,079
Term and other loans	5,789	7,571
Other liabilities	8,642	8,218
Deferred tax liabilities	3,139	4,128

Total Liabilities	124,082	115,996

Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding
at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,089,375 issued and
20,013,849 outstanding at September 30, 2011; and 20,028,968 issued and 19,921,217
outstanding at December 31, 2010	20	20
Additional paid-in capital	318,369	322,948
Shares held in treasury, 16,055 and 18,545 shares at September 30, 2011 and December 31,
2010, respectively	(523)	(588)
Retained Earnings	13,946	10,189
Accumulated other comprehensive income	5,869	2,237

Total Fuel Systems Equity	337,681	334,806
Non-controlling interests	—	3,761
Total Equity	337,681	338,567

Total Liabilities and Equity	$461,763	$454,563

	FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)
	(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

Revenue	$99,758	$86,099	$307,174	$347,525
Cost of revenue	75,884	61,258	234,590	233,357

Gross profit	23,874	24,841	72,584	114,168
Operating expenses:
Research and development expense	7,112	5,344	20,660	14,759
Selling, general and administrative expense	15,043	11,996	40,847	37,957

Total operating expenses	22,155	17,340	61,507	52,716

Operating income	1,719	7,501	11,077	61,452
Other income (expense), net	(402)	(77)	(435)	640
Interest income (expense), net	277	81	665	(174)

Income before income taxes	1,594	7,505	11,307	61,918
Income tax expense	(2,021)	(2,235)	(7,454)	(21,315)

Net income	(427)	5,270	3,853	40,603
Less: Net income attributable to non-controlling
interests	-	(89)	(96)	(484)

Net income attributable to Fuel Systems	$(427)	$5,181	$3,757	$40,119

Net income per share attributable to Fuel Systems:
Basic	$(0.02)	$0.29	$0.19	$2.28

Diluted	$(0.02)	$0.29	$0.19	$2.27

Number of shares used in per share calculation:
Basic	19,986,960	17,620,801	19,959,182	17,616,908

Diluted	19,986,960	17,684,106	20,089,887	17,679,293

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands); (Unaudited)

	Nine Months Ended
	September 30,

	2011	2010

Net income	$3,853	$40,603
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and other amortization	8,161	6,765
Amortization of intangibles arising from acquisitions	6,275	3,422
Provision for doubtful accounts	430	1,051
Write down of inventory	1,683	2,058
Unrealized loss (gain) on foreign exchange transactions, net	601	506
Compensation expense related to stock option and restricted stock grants	942	144
(Gain) loss on disposal of assets	(31)	389
Reduction of contingent consideration	(605)	—
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(10,758)	54,221
Increase in inventories	(20,538)	(3,601)
Decrease (increase) in other current assets	5,590	(4,843)
Decrease (increase) in other assets	182	(100)
Increase (decrease) in accounts payable	5,271	(19,722)
Increase (decrease) in income taxes payable	1,417	(3,707)
Decrease in accrued expenses	(2,037)	(4,577)
Receivables from/payables to related party, net	2,652	(962)
Increase (decrease) in deferred income taxes, net	132	(1,271)
Decrease in long-term liabilities	(363)	(555)

Net cash provided by operating activities	2,857	69,821

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(9,663)	(20,926)
Acquisitions, net of cash acquired	(13,441)	(11,470)
Investment in joint venture	(33)	—
Amount in restricted cash for acquisition of non-controlling interest	(3,179)	—
Amount in escrow for contingent consideration	—	(4,000)
Controlling interest in previously unconsolidated affiliate	—	1,044
Proceeds from sale of assets	466	473

Net cash used in investing activities	(25,850)	(35,149)

Cash flows from financing activities:
Increase (decrease) in callable revolving lines of credit, net	599	(1,528)
Proceeds from revolving lines of credit	—	14,500
Payments on revolving lines of credit	—	(10,500)
Proceeds from term loans and other loans	—	154
Payments on term loans and other loans	(2,233)	(1,536)
Acquisition of non-controlling interest	(7,498)	—
Dividends issued by consolidated affiliates	—	(241)
Proceeds from exercise of stock options and warrants	16	24
(Purchase) proceeds of common shares held in trust, net	—	156
Payments of capital lease obligations	(174)	(251)

Net cash used in financing activities	(9,290)	778

Net (decrease) increase in cash and cash equivalents	(32,283)	35,450
Effect of exchange rate changes on cash	2,057	(6,429)

Net (decrease) increase in cash and cash equivalents	(30,226)	29,021
Cash and cash equivalents at beginning of period	124,775	46,519

Cash and cash equivalents at end of period	$94,549	$75,540

	FUEL SYSTEMS SOLUTIONS, INC.
	OPERATING SEGMENT INFORMATION
	(In thousands); (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

Revenue:
IMPCO Operations	$38,958	$36,255	$120,745	$90,095
BRC Operations	62,956	53,150	192,306	265,262
Intersegment Eliminations	(2,156)	(3,306)	(5,877)	(7,832)

Total	$99,758	$86,099	$307,174	$347,525

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

Operating Income (Loss):
IMPCO Operations	$(1,712)	$5,050	$999	$8,700
BRC Operations	4,582	3,670	13,815	56,564
Corporate Expenses (1)	(1,151)	(1,219)	(3,737)	(3,812)

Total	$1,719	$7,501	$11,077	$61,452

(1) Represents corporate expense not allocated to either of the business segments.